EXHIBIT 23.1

Avert, Inc.
301 Remington Street
Fort Collins, CO 80524

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated January 26, 2001 accompanying the financial statements of Avert, Inc. as of December 31, 2000, and for the years ended December 31, 2000 and 1999 also incorporated by reference into the Form S-8 Registration Statement of Avert, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Registration Statement.

/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP
Denver, Colorado
March 29, 2001